SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/02
                         RUN DATE: 08/23/02 12:28 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   102

FORM 13F INFORMATION TABLE VALUE TOTAL:   $254,836,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME